UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 31, 2017

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Stock Purchase Agreement

On May 31, 2017, VirnetX Holding Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Public Intelligence Technology Associates (“Investor”), kk (Japanese Corporation), pursuant to which the Company will issue and sell to Investor 5,494,505 shares of Common Stock (the “Shares”) as promptly as practicable following the satisfaction or waiver of certain closing conditions, but in any case no later than June 19, 2017, in a private placement pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) for a total purchase price of approximately $20,000,000, or $3.64 per share.  The Purchase Agreement contained customary representations and warranties by the parties.  The Company intends to use the net proceeds from the private placement primarily for general corporate purposes.

During the eighteen (18) month period following the date of the Purchase Agreement (the “Lockup Period”), the Company has an irrevocable and exclusive option to repurchase any and all of the Shares acquired by Investor that have not otherwise been surrendered in the manner described below, at prices set forth in a schedule set forth in the Purchase Agreement.

In addition, pursuant to the terms of the Purchase Agreement, the Company will make quarterly payments to Investor of a percentage of the revenues described in the Purchase Agreement recognized from cash or cash equivalents received by Network Research Corporation Japan Ltd., the Company’s Japanese subsidiary, from a Japanese company that is incorporated or otherwise created under the laws of Japan and is headquartered in Japan (a “Japanese Company”) that is directly attributable to (i) patent license fees or royalties for licenses granted under the Company’s Japanese patents with respect to the products and services of a Japanese Company sold in Japan, (ii) licensing of the Gabriel Collaboration Suite to a Japanese Company for end use in Japan, or (iii) provision of other commercial services by the Company to a Japanese Company in Japan, such as the Company’s Secure Domain Name services (the “Company Japan Revenues,” and each such payment, the “Priority Quarterly Revenue Share Payment”). Upon each Priority Quarterly Revenue Share Payment made by the Company to Investor, the Shares purchased by Investor pursuant to the Purchase Agreement will be automatically surrendered for no consideration in accordance with a schedule set forth in the Purchase Agreement. The Priority Quarterly Revenue Share Payments shall be made until the earliest to occur of (i) when Investor no longer holds or owns any Shares acquired pursuant to the Purchase Agreement, (ii) when the Company has made aggregate Priority Quarterly Revenue Share Payments equal to $20,000,000 pursuant to the Purchase Agreement or (iii) the end of the Lockup Period (the “Priority Revenue Sharing Period”). The aggregate Priority Quarterly Revenue Share Payments made during the Priority Revenue Sharing Period shall not exceed $20,000,000. After the Priority Revenue Sharing Period, the Company will continue to make quarterly payments to Investor pursuant to the terms of the Revenue Sharing Agreement described below.

Upon the issuance and sale of the Shares, the Company and Investor will enter into a Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement will contain specific obligations and agreements of Investor as owner of the Shares, including (a) customary standstill restrictions, including restrictions on the acquisition of additional securities of the Company, through the date that is sixty (60) months after the date of the Stockholders Agreement (unless earlier terminated), (b) restrictions on transferring the Shares during the Lockup Period without the consent of the Company, subject to customary exceptions, (c) after the Lockup Period, restrictions on transferring the Shares to (i) any holder of more than 5% of the outstanding shares of the Company’s common stock (after such transfer), (ii) any competitor of the Company or an officer, employee, director or more than 10% holder of a competitor or (iii) specified entities listed in the Stockholders Agreement, (d) the grant by Investor of an irrevocable proxy to the Company whereby Investor appoints the designated proxy holder as proxy and attorney-in-fact, to vote and act on behalf of Investor as such proxy holder deems advisable and in all cases in accordance with the recommendations of the Company’s board of directors on any matters submitted to the Company’s stockholders and (e) for so long as Investor owns more than one percent (1%) of the outstanding stock of the Company, Investor shall not directly or indirectly lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of any shares of the Company’s common stock for period not to exceed 120 days following the completion of any underwritten public offering or private placement of the Company’s equity securities, provided however that all directors and Section 16 officers shall be subject to the same restrictions.

Revenue Sharing Agreement

Concurrently with the Purchase Agreement, the Company and Investor also entered into a Revenue Sharing Agreement (the “Revenue Sharing Agreement”). Under the Revenue Sharing Agreement, after the Priority Revenue Sharing Period (i) Investor shall make quarterly payments to the Company equal to a percentage set forth in the Revenue Sharing Agreement of the worldwide revenues of Investor and its affiliates, including without limitation the amounts received from the licensing or sale of any products, services or intellectual property rights or received in rent, returns and other distributions from real estate and real estate investment trusts; and (ii) the Company shall make quarterly payments to Investors of a percentage set forth in the Revenue Sharing Agreement of the Company Japan Revenues, such percentage payable under the Revenue Sharing Agreement is lower than the percentage payable during the Priority Revenue Sharing Period under the Purchase Agreement. The Company’s payment obligations under the Revenue Sharing Agreement shall start only after the end of its obligations to pay Priority Quarterly Revenue Share Payments under the Purchase Agreement.

Gabriel License Agreement

Concurrently with the Purchase Agreement, the Company and Investor also entered into a Gabriel License Agreement (the “Gabriel License Agreement”) for the marketing and promotion of the Company’s products and services by Investor in Japan. Investor’s sole compensation for the services provided under the Gabriel License Agreement are the payments made to Investor under the Revenue Sharing Agreement.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 above related to the Purchase Agreement is hereby incorporated by reference.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)

The 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of VirnetX Holding Corporation (the “Company”) was held on June 1, 2017. Present at the Annual Meeting in person or by proxy were holders of 45,085,685 shares of the Company’s common stock, representing 77.54% of the voting power of the shares of the Company’s common stock as of April 7, 2017, the record date for the 2017 Annual Meeting, and constituting a quorum for the transaction of business. The matters that were voted upon at the 2017 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.

(b)

At the 2017 Annual Meeting, the Company’s stockholders (i) elected the Company’s nominees for Class I directors; (ii) ratified the appointment of Farber Hass Hurley LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2017; (iii) approved the amendment and restatement of the Company’s 2013 Equity Incentive Plan; (iv) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (v) approved, on an advisory basis, a voting frequency of every three years on the compensation of the Company’s named executive officers.

Proposal 1: Election of two Class I directors to serve until the 2020 Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Kendall Larsen	16,580,904	1,547,026	26,957,755

Gary Feiner	15,654,027	2,473,903	26,957,755
________________________

Proposal 2: Ratification of the appointment of Farber Hass Hurley LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017:

Votes For	Votes Against	Abstentions
42,147,517	1,820,048	1,118,120

Proposal 3: Approval of the amendment and restatement of the Company’s 2013 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,155,494	3,480,269	492,167	26,957,755

Proposal 4: Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,323,081	5,643,712	161,137	26,957,755

Proposal 5: Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
6,291,184	451,881	11,003,629	381,236	26,957,755

(c)

Consistent with the recommendation of the Company’s Board of Directors (the “Board”), the Company’s stockholders cast the highest number of votes for a frequency of every three years for future advisory votes on executive compensation. In light of this vote and consistent with the previous recommendation of the Board, the Board has determined to hold future advisory votes on executive compensation every three years, until the next vote on the frequency of stockholder votes on executive compensation. The next required vote on the frequency of stockholder votes on executive compensation is expected to occur no later than the Company’s annual meeting of stockholders in 2023.

ITEM 8.01.	OTHER EVENTS

On June 1, 2017, the Company issued a press release announcing the transactions with Investor and related agreements. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated June 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VirnetX Holding Corporation

By:	/s/ Kendall Larsen
Kendall Larsen Chief Executive Officer

Dated: June 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 1, 2017.